As filed with the Securities and Exchange Commission on August 29, 2018

Registration No. 333-160395

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LKQ Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5010 (Primary Standard Industrial Classification Code Number)	36-4215970 (I.R.S. Employer Identification Number)
500 West Madison Street
Suite 2800
Chicago, Illinois 60661
(312) 621-1950
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Victor M. Casini Senior Vice President, General Counsel and Secretary LKQ Corporation 500 West Madison Street Suite 2800 Chicago, Illinois 60661 (312) 621-1950

Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. Craig Walker
K&L Gates LLP
70 West Madison Street
Suite 3300
Chicago, Illinois
60602
(312) 807-4321

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
Indicate by check mark whether the registrant is a large accelerated filter, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	22,509,552	$	N/A	$	N/A	$	N/A

(1)
Reflects the 22,509,552 shares of common stock that remain unsold as of the date hereof, after giving effect to the registrant’s two-for-one stock split, effected as a stock dividend, paid on September 18, 2012.

(2)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered changes, the provisions of Rule 416(a) under the Securities Act shall apply, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

(3)
In accordance with Rule 416(b) under the Securities Act, this registration statement covers the additional 11,254,776 shares of common stock issued as a result of a two-for-one stock split with respect to the shares of common stock originally registered hereunder. Accordingly, this shelf registration statement is deemed to register a total of 22,509,552 shares of our common stock and, pursuant to Rule 416 of the Securities Act, no further registration fee is required.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 29, 2018
PROSPECTUS
LKQ Corporation
22,509,552 Shares of Common Stock
This prospectus relates to up to 22,509,552 shares of common stock that LKQ Corporation (together with its subsidiaries, “LKQ,” "the Company," “we,” “us,” "our," or “our company”) may offer and sell from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities of other companies.
The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We do not expect to receive any cash proceeds from the sale of securities issued pursuant to this prospectus. We may be required to provide further information by means of a post-effective amendment to the registration statement of which this prospectus is a part or a supplement to this prospectus once we know the actual information concerning a specific acquisition.
We will pay all of the expenses of this offering. We will not pay any underwriting discounts or commissions in connection with issuing securities in acquisitions, although we may pay finder’s or investment banking fees in specific acquisitions. Any person receiving a finder’s or investment banking fee may be deemed an underwriter within the meaning of the Securities Act of 1933.
The persons who receive securities pursuant to this prospectus also may offer and resell from time to time those securities pursuant to this prospectus, subject to certain conditions. We have not authorized any person to use this prospectus in connection with resales of securities without our prior consent.
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “LKQ.” The address and phone number of our principal and executive offices are 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, (312) 621-1950.
The securities offered in this prospectus involve a high degree of risk. In considering whether to acquire our common stock, you should carefully consider all of the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the risk factors discussed under the “RISK FACTORS” section in our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequent Quarterly Reports on Form 10-Q, as well as the factors described in “FORWARD LOOKING STATEMENTS” on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2018

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” on page 1 for a list of documents we have incorporated by reference into this prospectus. These documents are available to you, other than exhibits to such documents not specifically incorporated therein, without charge upon your request. You may request a copy of a document by writing to Investor Relations, LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, Illinois, 60661, or by calling (312) 621-1950. To ensure timely delivery, you must request the information no later than five business days before you make your investment decision.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The shelf process allows us to sell or otherwise offer the securities described in this prospectus at one or more times in connection with acquisitions of other businesses, assets, properties or securities of other companies. All references to “dollars” or “$” in this prospectus refer to United States currency unless otherwise specified.
You should rely only on information contained or incorporated by reference in this prospectus, as amended or supplemented. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. If anyone gives you any information of this type, you should not rely on it.
We are not making an offer of these securities in any jurisdiction where the offering is not permitted.
You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus, as amended or supplemented, or the dates of the documents incorporated by reference.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. Our SEC filings may be found on our website at www.lkqcorp.com. The SEC also maintains a web site (http://www.sec.gov) on which our reports, proxy statements and other information are made available. Such reports, proxy statements and other information may also be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) and, as a result, we also file our reports, proxy statements and other information with Nasdaq.
We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and the exhibits to the registration statement for further information with respect to our company and the securities offered pursuant to this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and in prior reports. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered pursuant to this prospectus have been sold. Unless expressly incorporated into this prospectus, a report, or part of a report, furnished, but not filed, on Form 8-K under the Exchange Act shall not be incorporated by reference into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as modified or superseded.
The following documents filed with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2017;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

3.
Our Current Reports on Form 8-K filed on March 19, 2018, March 22, 2018, April 12, 2018, May 10, 2018, May 30, 2018 (only the report filed with respect to Item 8.01), May 31, 2018, July 12, 2018 and August 8, 2018; and

4.	Our Registration Statement on Form 8-A, filed on September 29, 2003, which contains a description of our capital stock.
This prospectus incorporates business and financial information about us that is not included in or delivered with the document. The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information that is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.
We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to our principal executive offices at Investor Relations, LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, (312) 621-1950.
FORWARD LOOKING STATEMENTS

This prospectus includes forward-looking statements. Words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “believe,” “if,” “estimate,” “intend,” “project” and similar words or expressions are used to identify these forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. However, these forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different. The risks and uncertainties that could cause actual results to differ from the results predicted or implied by our forward-looking statements include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry (including the potential competitive advantage to original equipment manufacturers (“OEMs”) with "connected car" technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•
the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import, as well as the potential negative effects of countermeasures by other countries to which we export products;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	costs of complying with laws relating to the security of personal information and the potential significant penalties for failure to comply with such laws;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	potential losses of our right to operate at key locations if we are not able to negotiate lease renewals;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements; and

•	changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes of our mix of earnings among the jurisdictions in which we operate.
Other matters set forth in this prospectus may also cause our actual future results to differ materially from these forward-looking statements. We cannot assure you that our expectations will prove to be correct. In addition, all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements mentioned above. You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
LKQ CORPORATION

We are a global distributor of vehicle products, including replacement parts, components and systems used in the repair and maintenance of vehicles and specialty products and accessories to improve the performance, functionality and appearance of vehicles.
Buyers of vehicle replacement products have the option to purchase from primarily five sources: new products produced by original equipment manufacturers ("OEMs"); new products produced by companies other than the OEMs, which are referred to as aftermarket products; recycled products obtained from salvage vehicles; used products that have been refurbished; and used products that have been remanufactured. We distribute a variety of products to collision and mechanical repair shops, including aftermarket collision and mechanical products; recycled collision and mechanical products; refurbished collision products such as wheels, bumper covers and lights; and remanufactured engines and transmissions. Collectively, we refer to the four sources that are not new OEM products as alternative parts.
We are a leading provider of alternative vehicle collision replacement products and alternative vehicle mechanical replacement products, with our sales, processing, and distribution facilities reaching most major markets in the United States and Canada. We are also a leading provider of alternative vehicle replacement and maintenance products in Europe. In addition to our wholesale operations, we operate self service retail facilities across the U.S. that sell recycled automotive products from end-of-life-vehicles. We are also a leading distributor of specialty vehicle aftermarket equipment and accessories reaching most major markets in the U.S. and Canada.
We are organized into four operating segments: Wholesale – North America; Europe; Specialty and Self Service. We aggregate our Wholesale – North America and Self Service operating segments into one reportable segment, North America, resulting in three reportable segments: North America, Europe and Specialty.
SELECTED FINANCIAL DATA
Historical results are not necessarily indicative of the results to be expected for future periods. Effective January 1, 2018, we adopted Accounting Standards Update 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), as well as several subsequent updates to ASU 2014-09 (collectively, Accounting Standards Codification Top 606 (“ASC 606”)), using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 included in our filings incorporated by reference herein are presented under ASC 606, while prior period amounts were not adjusted and are presented under the previous revenue standards.

	Year Ended December 31,
(in thousands, except per share data)	2017	2016	2015	2014	2013
	(1)	(2)	(3)	(4)	(5)
Statements of Income Data:
Revenue	$9,736,909	$8,584,031	$7,192,633	$6,740,064	$5,062,528
Cost of goods sold	5,937,286	5,232,328	4,359,104	4,088,151	2,987,126
Gross margin	3,799,623	3,351,703	2,833,529	2,651,913	2,075,402
Operating income	847,318	763,398	704,627	649,868	530,180
Other expense (income):
Interest expense	101,640	88,263	57,860	64,542	51,184
Other (income) expense, net	(20,949)	(2,146)	(2,263)	(2,562)	3,169
Income from continuing operations before provision for income taxes	766,627	677,281	649,030	587,888	475,827
Provision for income taxes	235,560	220,566	219,703	204,264	164,204
Equity in earnings (loss) of unconsolidated subsidiaries	5,907	(592)	(6,104)	(2,105)	—
Income from continuing operations	536,974	456,123	423,223	381,519	311,623
Net (loss) income from discontinued operations	(6,746)	7,852	—	—	—
Net income	530,228	463,975	423,223	381,519	311,623
Less: net loss attributable to noncontrolling interest	(3,516)	—	—	—	—
Net income attributable to LKQ stockholders	$533,744	$463,975	$423,223	$381,519	$311,623
Basic earnings per share: (6)
Income from continuing operations	$1.74	$1.49	$1.39	$1.26	$1.04
Net (loss) income from discontinued operations	(0.02)	0.03	—	—	—
Net income	1.72	1.51	1.39	1.26	1.04
Less: net loss attributable to noncontrolling interest	(0.01)	—	—	—	—
Net income attributable to LKQ stockholders	$1.73	$1.51	$1.39	$1.26	$1.04
Diluted earnings per share: (6)
Income from continuing operations	$1.73	$1.47	$1.38	$1.25	$1.02
Net (loss) income from discontinued operations	(0.02)	0.03	—	—	—
Net income	1.71	1.50	1.38	1.25	1.02
Less: net loss attributable to noncontrolling interest	(0.01)	—	—	—	—
Net income attributable to LKQ stockholders	$1.72	$1.50	$1.38	$1.25	$1.02

	Year Ended December 31,
(in thousands)	2017	2016	2015	2014	2013
	(1)	(2)	(3)	(4)	(5)
Weighted average shares outstanding-basic	308,607	306,897	304,722	302,343	299,574
Weighted average shares outstanding-diluted	310,649	309,784	307,496	306,045	304,131
Other Financial Data:
Net cash provided by operating activities	$518,900	$635,014	$544,282	$388,711	$446,404
Net cash used in investing activities	(384,595)	(1,709,928)	(329,993)	(920,994)	(505,606)
Net cash (used in) provided by financing activities	(112,567)	1,225,737	(238,537)	501,189	147,593
Capital expenditures	179,090	207,074	170,490	140,950	90,186
Cash paid for acquisitions, net of cash acquired	513,088	1,349,339	160,517	775,921	408,384
Depreciation and amortization	230,203	206,086	128,192	125,437	86,463
Balance Sheet Data:
Total assets	$9,366,872	$8,303,199	$5,647,837	$5,475,739	$4,438,058
Working capital (7)	2,499,410	2,045,273	1,588,742	1,491,169	1,062,926
Long-term obligations, including current portion	3,403,980	3,341,771	1,584,702	1,846,148	1,287,242
Total Company stockholders' equity	4,198,169	3,442,949	3,114,682	2,720,657	2,350,745

(1)	Includes the results of operations of 26 businesses from their respective acquisition dates in 2017.

(2)
Includes the results of operations of: (i) Rhiag, from its acquisition effective March 18, 2016; (ii) the aftermarket automotive glass distribution business of Pittsburgh Glass Works LLC, from its acquisition effective April 21, 2016; and (iii) 13 other businesses from their respective acquisition dates in 2016.

(3)	Includes the results of operations of 18 businesses from their respective acquisition dates in 2015.

(4)	Includes the results of operations of Keystone Specialty from its acquisition effective January 3, 2014 and 22 other businesses from their respective acquisition dates in 2014.

(5)	Includes the results of operations of Sator from its acquisition effective May 1, 2013 and 19 other businesses from their respective acquisition dates in 2013.

(6)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

(7)	Working capital amounts exclude assets and liabilities of discontinued operations.

PLAN OF DISTRIBUTION
This prospectus covers shares of common stock that we may issue from time to time in connection with business combination transactions, including acquisitions of businesses, assets, properties or securities of other companies. In addition to the shares of common stock offered by this prospectus, we may offer other consideration, including stock options, cash, notes or other evidences of debt, assumption of liabilities or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.
We expect the terms of acquisitions involving the issuance of the shares of common stock covered by this prospectus to be determined by direct negotiations between our representatives and the owners or controlling persons of the businesses, assets or securities to be acquired. Factors taken into account in acquisitions may include, among other factors, the quality and reputation of the business to be acquired and its management, the strategic market position of the business to be acquired, its proprietary assets, earning power, cash flow and growth potential, and the market value of its common stock when pertinent. The value of our shares of common stock issued in any such acquisition will be offered at prices based upon or reasonably related to the current market value of the common stock. The value will be determined either when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, when we issue the shares or during some other negotiated period. We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act.
In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under exemptions from the registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We anticipate that, in general, negotiated agreements will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of shares per week or business day or days. We may also determine to waive any such agreements without public notice.
RESALES OF SHARES
In general, the persons to whom we issue common stock under this prospectus will be able to resell our common stock in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive our common stock may want to resell those shares in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling stockholders who may wish to sell shares of common stock. As used in this prospectus, “selling stockholders” may include donees and pledgees selling securities received from a named selling stockholder. We may limit our consent to a specified time period and subject our consent to certain limitations and conditions, which may vary by agreement.
We will receive none of the proceeds from any sales by selling stockholders. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act. We will pay printing, certain legal, filing and other similar expenses of this offering. Selling stockholders will bear all other expenses of this offering, including any brokerage fees, underwriting discounts or commissions and their own legal expenses.
Selling stockholders may sell the shares of common stock offered by this prospectus:

•	through Nasdaq or any other securities exchange or quotation service that lists or quotes our common stock for trading;

•	in the over-the-counter market;

•	in special offerings;

•	in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchases;

•	in transactions in which a broker or dealer will attempt to sell shares as an agent but may position and resell a portion of the shares as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.
Selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions above may include block transactions.
Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholders’ agent in the resale of the shares by the selling stockholders, or the securities firm may purchase securities from the selling stockholders as principal and thereafter resell the securities from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed. We and the selling stockholders may indemnify any securities firm participating in such transactions against certain liabilities, including liabilities under the Securities Act, and may reimburse them for any expenses in connection with an offering or sale of securities. We may also agree to indemnify the selling stockholders against any such liabilities or reimburse them for expenses. Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the Securities Act may be deemed underwriting compensation under the Securities Act.
Selling stockholders may also offer shares of common stock covered by this prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales that meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling stockholders should seek the advice of their own counsel about the legal requirements for such sales.
This prospectus will be amended or supplemented, if required by the Securities Act and the rules of the SEC, to disclose the name of the selling stockholder, the participating securities firm, if any, the number of shares of common stock involved and other information concerning the resale, including the terms of any distribution, the names of any underwriters, brokers, dealers or agents and any discounts, commissions, concessions or other items constituting compensation. We may agree to keep the registration statement relating to the offering and sale by the selling stockholders of our securities continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.
DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 1,000,000,000 shares of common stock. Each share has a par value of $0.01. The following description summarizes various provisions of our common stock. The summary is not complete and is subject to, and qualified in its entirety by, our restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our most recent annual report on Form 10-K, and the provisions of applicable Delaware law.

Common Stock
Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. The holders of common stock are entitled to receive dividends, if any, declared from time to time by the directors out of legally available funds. The payment of dividends is restricted by the terms of our credit facility and our senior note indentures. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities.
The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws
Some provisions of our restated certificate of incorporation and amended and restated bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. These provisions include:
Special Meetings of Stockholders
Our restated certificate of incorporation provides that special meetings of our stockholders may be called only by the president or by a majority of the board of directors. As a result, stockholders must rely on the board of directors to call a special meeting or wait until the next annual meeting to hold a vote on extraordinary matters like a significant transaction and would have to comply with the notice provisions described below. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.
Advance Notice Procedure
Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Generally, the advance notice provisions require that written notice of the proposals or nominations must be given to our secretary no less than 60 days nor more than 90 days prior to the annual meeting. However, if notice or prior public disclosure of the annual meeting date is given less than 70 days prior to the meeting, the notice must be received by our secretary no later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or public disclosure was made, whichever occurs first.
At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting, brought before the meeting by or at the direction of the board of directors, or brought before the meeting by a stockholder who has complied with the notice provisions described above. Our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.
No Stockholder Action by Written Consent
Delaware law provides that stockholders may take action by written consent in lieu of a stockholder meeting. However, Delaware law also allows us to eliminate stockholder actions by written consent, which we have done. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions because actions by written consent are not subject to the minimum notice requirement of a stockholders’ meeting. The elimination of stockholders’ written consents may also deter hostile takeover attempts. Without the availability of stockholders’ actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders meeting. The holder would have to obtain the consent of a majority of the board of directors to call a special stockholders’ meeting or comply with the notice periods applicable to annual meetings.

Authorized but Unissued Shares
The authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our stock by means of a proxy contest, tender offer, merger or otherwise.
Material Provisions of Delaware Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in any business combination transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or at any time in the previous three years owned, 15% or more of a corporation’s voting stock. The statute could have the effect of prohibiting or delaying mergers or other takeover or change in control attempts.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103.
Listing
Our common stock is listed on Nasdaq under the symbol “LKQ.”
LEGAL MATTERS
Certain legal matters with respect to the shares of common stock offered by this prospectus will be passed upon for us by Victor M. Casini, our Senior Vice President and General Counsel. Mr. Casini beneficially owns 389,998 shares of our common stock.
EXPERTS
The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS
The registrant is organized under the Delaware General Corporation Law (DGCL), which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.
The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.
The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit, or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, and (ii) indemnification and advancement of expenses provided by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.
The DGCL permits a Delaware corporation to purchase and maintain, on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit, or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.
As permitted by the DGCL, the registrant’s restated certificate of incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty except, to the extent provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. In addition, the registrant’s restated certificate of incorporation provides that it is required to indemnify its directors and officers to the fullest extent permitted by the DGCL for any expenses, liabilities or other matters, that such indemnification is not exclusive of any other right to indemnification that such person may be entitled to otherwise, and that the right to such indemnification is available for current and former directors and officers and inures to the benefit of their heirs, executors, and administrators. The registrant’s amended and restated bylaws also contain provisions for indemnification of its directors and officers consistent with the provisions of the DGCL.
The registrant has also entered into an indemnification agreement with each of its directors and officers which provides for certain rights to indemnification and payment of expenses in addition to and in furtherance of the indemnification provisions in our restated certificate of incorporation.
The foregoing statements are subject to the detailed provisions of the DGCL and the registrant’s restated certificate of incorporation, amended and restated bylaws, and the form of indemnification agreement, the latter three of which have been filed as exhibits to the registrant’s most recent annual report on Form 10-K.
The registrant has obtained insurance policies indemnifying its directors and officers against certain civil liabilities and related expenses.
ITEM 21. EXHIBITS
Incorporated by reference to the Exhibit Index at the end of this registration statement.
ITEM 22. UNDERTAKINGS
The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

8)
That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

9)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

10)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 29, 2018.

LKQ CORPORATION
By:	/s/ Dominick Zarcone
Dominick Zarcone
President and Chief Executive Officer
Each person whose signature appears below appoints Dominick Zarcone and Victor M. Casini, and each of them severally, acting alone and without the other, their true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits and any other documents, any and all amendments (including post-effective amendments) to this registration statement on Form S-4 necessary or advisable to enable LKQ Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 29, 2018.

Signature	Title

Principal Executive Officer:

/s/ DOMINICK ZARCONE	President and Chief Executive Officer
Dominick Zarcone

Principal Financial Officer:

/s/ VARUN LAROYIA	Executive Vice President and Chief Financial Officer
Varun Laroyia

Principal Accounting Officer:

/s/ MICHAEL S. CLARK	Vice President—Finance and Controller
Michael S. Clark

A Majority of the Directors:

/s/ SUKHPAL SINGH AHLUWALIA	Director
Sukhpal Singh Ahluwalia

/s/ A. CLINTON ALLEN	Director
A. Clinton Allen

/s/ ROBERT M. HANSER	Director
Robert M. Hanser

/s/ JOSEPH M. HOLSTEN	Director
Joseph M. Holsten

/s/ BLYTHE J. MCGARVIE	Director
Blythe J. McGarvie

/s/ JOHN F. O’BRIEN	Director
John F. O’Brien

/s/ GUHAN SUBRAMANIAN	Director
Guhan Subramanian

/s/ WILLIAM M. WEBSTER, IV	Director
William M. Webster, IV

/s/ DOMINICK ZARCONE	Director
Dominick Zarcone

/s/ MEG A. DIVITTO	Director
Meg A. Divitto

/s/ JOHN W. MENDEL	Director
John W. Mendel

/s/ JODY G. MILLER	Director
Jody G. Miller

EXHIBIT INDEX
LKQ CORPORATION
The following exhibits are filed as part of this registration statement and prospectus.

2
Sale and Purchase Agreement dated as of December 10, 2017 among the Company, LKQ German Holdings GmbH, an indirect wholly-owned subsidiary of the Company, and Stahlgruber Otto Gruber AG, the owners of Stahlgruber GmbH, a company incorporated in Germany (incorporated herein by reference to Exhibit 10.42 to the Company’s report on Form 10-K filed with the SEC on February 28, 2018).

3.1	Restated Certificate of Incorporation of LKQ Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s report on Form 10-Q filed with the SEC on October 31, 2014).
3.2
Amended and Restated Bylaws of LKQ Corporation, as amended as of March 8, 2017 (incorporated herein by reference to Exhibit 3.1 to the Company's report on Form 8-K filed with the SEC on March 10, 2017).

4.1
Specimen of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A, Registration No. 333-107417 filed with the SEC on September 12, 2003).

4.2
Amendment and Restatement Agreement dated as of January 29, 2016 by and among LKQ Corporation, LKQ Delaware LLP, and certain additional subsidiaries of LKQ Corporation, as borrowers, certain financial institutions, as lenders, and Wells Fargo Bank, National Association, as administrative agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed with the SEC on February 2, 2016).

4.3
Amendment No. 1 dated as of December 14, 2016 to the Fourth Amended and Restated Credit Agreement, which is Exhibit A to the Amendment and Restatement Agreement dated as of January 29, 2016 by and among LKQ Corporation, LKQ Delaware LLP, and certain additional subsidiaries of LKQ Corporation, as borrowers, certain financial institutions, as lenders, and Wells Fargo Bank, National Association, as administrative agent (incorporated herein by reference to Exhibit 4.3 to the Company's report on Form 10-K filed with the SEC on February 27, 2017).

4.4
Amendment No. 2 dated as of December 1, 2017 to the Fourth Amended and Restated Credit Agreement, which is Exhibit A to the Amendment and Restatement Agreement dated as of January 29, 2016 by and among LKQ Corporation, LKQ Delaware LLP, and certain additional subsidiaries of LKQ Corporation, as borrowers, certain financial institutions, as lenders, and Wells Fargo Bank, National Association, as administrative agent (incorporated herein by reference to Exhibit 4.4 to the Company’s report on Form 10-K filed with the SEC on February 28, 2018).

5	Opinion and consent of Victor M. Casini *
23.1	Consent of Deloitte & Touche LLP *
23.2	Consent of Victor M. Casini (included in Exhibit 5 to this registration statement). *
24	Power of Attorney (included on signature page). *

*	Filed herewith

1